CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/ A4 of Stagewise Strategies Corp. (the “Company”) of our report dated November 07, 2023, except for Note 9, as to which the date is March 4, 2024, relating to our audits of the Company’s restated financial statements as of September 30, 2023.

DylanFloyd Accounting & Consulting

Newhall,,California April 10,2024

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